UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 524-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2020, Chipotle Mexican Grill, Inc. (“Chipotle”) elected Mary A. Winston and Gregg L. Engles to its Board of Directors, effective immediately. It is expected that Ms. Winston and Mr. Engles will be appointed to Committees of the Board at the next regular Board meeting.

Ms. Winston and Mr. Engles will receive compensation in the amounts and forms paid to other non-employee members of Chipotle’s Board, as described in the Company’s proxy statement for its 2020 annual meeting of shareholders. There are no arrangements or understandings between either Ms. Winston or Mr. Engles and any other persons pursuant to which either Ms. Winston or Mr. Engles was selected as director.

To facilitate these elections, Chipotle’s Board of Directors expanded the size of the Board to nine directors, effective July 17, 2020, and elected Ms. Winston and Mr. Engles to fill the resulting two vacancies.

A copy of the press release issued by Chipotle on July 21, 2020 announcing these elections is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Title or Description

99	Press release dated July 21, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

July 21, 2020	By:	/s/ Roger Theodoredis
	Name:	Roger Theodoredis
	Title:	Chief Legal Officer, General Counsel